Item 77Q(a)(vii) - Exhibits - Copies of any Material Amendments to Registrant's Charter or By-Laws


VISION GROUP OF FUNDS, INC.
ARTICLES OF AMENDMENT


		VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (the
"Company"), certifies to the Maryland State Department of Assessment and Taxation as follows:

		FIRST:		The Charter of the Company is amended by
reclassifying all of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock and Vision Capital Appreciation Fund - Class A Shares of Common Stock as Vision Mid Cap Stock Fund Class A Shares of Common Stock.

		SECOND:	Upon effectiveness of these Articles of
Amendment:

		1.	(a)	All of the assets and liabilities belonging to
the Company's Vision Growth with Income Fund - Class A Shares of Common
Stock shall automatically be conveyed, transferred and delivered to the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock, and shall thereupon become and be assets and liabilities belonging to the Vision Mid Cap Stock Fund Class A Shares of Common Stock.

			(b)	Each of the issued and outstanding shares (and
fractions thereof) of the Company's Vision Growth with Income Fund -
Class A Shares of Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to full and fractional issued and outstanding shares of the Company's Vision Mid Cap
Stock Fund Class A Shares of Common Stock of equal aggregate net asset value, in such number of such Vision Mid Cap Stock Fund Class A Shares of Common Stock as shall be determined by multiplying one (1) times the number obtained by dividing the net asset value of a share of the Vision Growth with Income Fund - Class A Shares of Common Stock by the net asset value of a share of the Vision Mid Cap Stock Fund Class A Shares Common
Stock, all determined as of the close of regular trading on the New York
Stock Exchange, on the effective date of these Articles of Amendment.

			(c)	Each unissued share (or fraction thereof) of the
Company's Vision Growth with Income Fund - Class A Shares of Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Company's Vision Mid Cap Stock Fund Class A Shares of
Common Stock as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of the Company's
Vision Mid Cap Stock Fund Class A shares of Common Stock being increased by 1,000,000,000 shares less the number of issued and outstanding shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock resulting from paragraph 1(b) above.

			(d)	Open accounts on the share records of the
Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock shall be established representing the appropriate number of shares of Vision Mid Cap Stock Fund Class A Shares of Common Stock owned by each former holder of Vision Growth with Income Fund - Class A Shares of Common Stock as a result of the reclassification.


		2.	(a)	All of the assets and liabilities belonging to
the Company's Vision Capital Appreciation Fund - Class A Shares of Common Stock shall automatically be conveyed, transferred and delivered to the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock, and shall thereupon become and be assets and liabilities belonging to the Vision Mid Cap Stock Fund Class A Shares of Common Stock.

			(b)	Each of the issued and outstanding shares (and
fractions thereof) of the Company's Vision Capital Appreciation Fund -
Class A shares of Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to full and fractional issued and outstanding shares of the Company's Vision Mid Cap
Stock Fund Class A Shares of Common Stock of equal aggregate net asset value, in such number of such Vision Mid Cap Stock Fund Class A Shares of Common Stock as shall be determined by multiplying one (1) times the number obtained by dividing the net asset value of a share of the Vision Capital Appreciation Fund - Class A Shares of Common Stock by the net asset value of a share of the Vision Mid Cap Stock Fund Class A Shares of Common Stock, all determined as of the close of regular trading on the New York Stock Exchange, on the effective date of these Articles of Amendment.

			(c)	Each unissued share (or fraction thereof) of the
Company's Vision Capital Appreciation Fund - Class A Shares of Common
Stock will automatically, and without the need of any further act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Company's Vision Mid Cap Stock Fund Class A
Shares as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of the Company's
Vision Mid Cap Stock Fund Class A Shares of Common Stock being increased by 1,000,000,000 shares less the number of issued and outstanding shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock resulting from paragraph 2(b) above.

			(d)	Open accounts on the share records of the
Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock shall be established representing the appropriate number of shares of Vision Mid Cap Stock Fund Class A Shares of Common Stock owned by each former holder of Vision Capital Appreciation Fund - Class A Shares of Common Stock as a result of the reclassification.

		THIRD:	This amendment does not increase the authorized
capital stock of the Company or the aggregate par value thereof. This amendment reclassifies and changes the 1,000,000,000 authorized shares of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock and the 1,000,000,000 authorized shares of the Company Vision Capital Appreciation Fund - Class A shares of Common Stock to an aggregate of 2,000,000,000 additional authorized shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock.

		FOURTH:	Any outstanding certificates representing issued
and outstanding whole shares of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock and Vision Capital Appreciation Fund - Class A Shares of Common Stock immediately prior to these Articles of Amendment becoming effective shall, upon these Articles of Amendment becoming effective, be deemed to represent the appropriate number of issued and outstanding whole shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock, calculated as set forth in Article SECOND of these Articles of Amendment. Any certificates representing shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common


Stock resulting from the aforesaid change and reclassification need not be issued until certificates representing the shares of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock and Vision Capital Appreciation Fund - Class A Shares of Common Stock, so changed and reclassified, if issued, have been received by the Company or its agent duly endorsed for transfer.

		FIFTH:		These amendments to the Charter of the
Company have been duly authorized and advised by the Board of Directors of the Company and approved by the stockholders of the Company entitled to vote thereon.

		SIXTH:		These Articles of Amendment shall be
effective as of 6:00 p.m. Eastern time on October 15, 1999.

		IN WITNESS WHEREOF, VISION GROUP OF FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary, as of the 14th day of October, 1999. The undersigned, Vice President of the Company who executed on behalf of the Company the foregoing Articles of Amendment hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company, and certifies that to the best of her knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects, under the penalties for perjury.

WITNESS					VISION GROUP OF FUNDS, INC.


By:	/s/ C. Todd Gibson			By:	/s/ Beth S. Broderick
	C. Todd Gibson					Beth S. Broderick
	Assistant Secretary				Vice President



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